CONSENT OF INDEPENDENT ACCOUNTANTS

We have issued our Independent Auditor’s Reports dated July 25, 2012 accompanying the consolidated financial statements of Productive Resources LLC as of December 31, 2012 and 2011 and for the years then ended, and our Independent Auditor’s Reports dated August 2, 2012 accompanying the consolidated financial statements of Productive Resources LLC as of March 31, 2012 and 2011 and for the three month periods then ended included in the Current Report of Lionbridge Technologies, Inc. on Form 8-K-A dated August 8, 2012.

We hereby consent to the incorporation by reference of said Reports in the Registration Statements of Lionbridge Technologies, Inc. on Forms S-3 (File Nos. Nos. 333-129933, 333-122698, 333-107753, 333-106693, 333-106309, 333-105446, and 333-46852) and in the Registration Statements of Lionbridge Technologies, Inc. on Form S-8 (File Nos. 333-159391, 333-129836, 333-115942, 333-98415, 333-49802, and 333-91179).

/s/ Alerding & Co. LLC

Indianapolis, Indiana

August 8, 2012